UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2009 the Board of Directors of Cliffs Natural Resources Inc. (the "Company") elected Janice K. Henry to the Board. Upon election, the Company entered into an Indemnification Agreement with Ms. Henry, the form of which is attached as Exhibit 10(a) to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The Indemnification Agreement provides that, to the extent permitted by Ohio law, the Company will indemnify Ms. Henry against all expenses, costs, liabilities, and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by her in connection with any suit in which she is a party or otherwise involved as a result of her service as a member of the Board. The foregoing discussion of the terms of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2009, the Board of Directors of the Company elected Janice K. Henry (age 58) to the Board, increasing the size of the Board from ten to eleven Directors. She has also been appointed to serve on the Company’s Audit Committee. The Board of Directors has determined that Ms. Henry has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the Company’s director independence standards, which reflect exactly the New York Stock Exchange’s director independence standards as currently in effect.

Ms. Henry was formerly Senior Vice President of Martin Marietta Materials, Inc. (NYSE:MLM) ("Martin Marietta"), a producer of construction aggregates serving the public infrastructure, commercial and residential construction markets in the United States, from 1998 until her retirement in June 2006. She also served as Chief Financial Officer from 1994 through June 2005 and Treasurer from 2002 through March 2006. From June 2006 through June 2009, Ms. Henry has served in a consulting capacity for Martin Marietta. Since February 2008, she has served a director of North American Galvanizing & Coatings, Inc. (NASDAQ:NGA), a provider of hot-dip galvanizing and coatings for corrosion protection of fabricated steel products. She has previously served as a director and member and chair of the audit committee of Inco Limited, a North American nickel producer, from 2004 until its acquisition in 2006 by Vale (NYSE:VALE).

As a director, Ms. Henry will participate in the Company’s Nonemployee Directors’ Compensation Plan (Amended and Restated as of December 31, 2009) ("Plan") a copy of which is included as Exhibit 10(a) to Item 9.01 of this Current Report on Form 8-K. Pursuant to the Plan, Ms. Henry has received a prorated Annual Equity Grant of 2,138 restricted shares of the Company’s stock. She will also receive a prorated directors’ retainer fee for the third quarter also pursuant to the Plan.

A copy of the press release relating to the appointment of Ms. Henry is attached hereto as Exhibit 99(a) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

10(a) Form of Indemnification Agreement between Cliffs Natural Resources Inc. (formerly Cleveland-Cliffs Inc.) and Directors (filed as Exhibit 10(f) to Form 10-K of Cliffs on February 2, 2001 and incorporated by reference)

10(b) Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (Amended and Restated as of December 31, 2008) (filed as Exhibit 10(nnn) to Form 10-K of Cliffs Natural Resources Inc. on February 26, 2009 and incorporated by reference)

99(a) Press Release dated September 2, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

September 2, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Press Release dated September 2, 2009